                                                                          Exh.23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17030) pertaining to the 1986 Stock Option Plan of Duramed Pharmaceuticals, Inc.; and in the Registration Statements (Forms S-8 No. 33-68676, No. 33-24122 , No. 33-30716 and No. 333-17259) pertaining to the 1988
Stock Option Plan of Duramed Pharmaceuticals, Inc. and in the Registration Statement (Form S-8 No. 33-684746) pertaining to the Stock Option Plan for non-employee directors and in the Registration Statement (Forms S-3 No. 87948, No. 33-64561, No. 333-09765 and 333-17261) and in the related Prospectus of our report dated March 27, 1997 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc, included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                               /s/ ERNST & YOUNG



Cincinnati, Ohio
March 28, 1997